EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Tax-Managed Funds
File Number: 811-07175
Registrant CIK Number: 0000923202

Sub-Item 77Q3

(a)(i) The Principal Executive and Financial Officers concluded that the Registrant's Disclosure Controls and Procedures are effective based on their evaluation of the Disclosure Controls and Procedures as of a date within 90 days of the filing date of this report.

(a)(ii) There were no significant changes in Registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

(a)(iii) Certifications:

                                 CERTIFICATIONS

I, JOHN J. BRENNAN, certify that:

1. I have reviewed this report on Form N-SAR of Vanguard Tax-Managed Funds;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: February 25, 2003

                                            /S/ JOHN J. BRENNAN
                                            -------------------
                                            CHIEF EXECUTIVE OFFICER

                                 Exhibit 77Q3-2

                                 CERTIFICATIONS

I, THOMAS J. HIGGINS, certify that:

1. I have reviewed this report on Form N-SAR of Vanguard Tax-Managed Funds;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls;

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: February 25, 2003
                                            /S/ THOMAS J. HIGGINS
                                            ---------------------
                                            TREASURER

                                 Exhibit 77Q3-3

Registrant Name: Vanguard Tax-Managed Funds
File Number: 811-07175
Registrant CIK Number: 0000923202

Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.

                                 Exhibit 77Q3-4

Series 1
Item 72DD

1. Total Income dividends for which record date passed during the period                                            $19,117.
2. Dividends for a second class of open-end company shares                                                          $8,546.
3. Dividends for a third class of open-end company shares                                                           $2,921.


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $___.325
        2. Dividends from a second class of open-end company shares                                                 $___.693
        3. Dividends from a third class of open-end company shares                                                  $___.343




Item 74

U)      1. Number of shares outstanding                                                                              56,224.
        2. Number of shares outstanding for a second class of shares of open-end company shares                      13,204.
        3. Number of shares outstanding for a third class of shares of open-end company shares                       8,698.


V)      1. Net asset value per share (to the nearest cent)                                                           19.15
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 39.35
        3. Number of shares outstanding for a third class of shares of open-end company shares                       19.15








Series 2
Item 72DD

1. Total Income dividends for which record date passed during the period                                            $12,093.
2. Dividends for a second class of open-end company shares                                                          $8,248.
3. Dividends for a third class of open-end company shares                                                           $1,216.

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $___.205
        2. Dividends from a second class of open-end company shares                                                 $___.440
        3. Dividends from a third class of open-end company shares                                                  $___.225



Item 74

U)      1. Number of shares outstanding                                                                              59,226.
        2. Number of shares outstanding for a second class of shares of open-end company shares                      18,880.
        3. Number of shares outstanding for a third class of shares of open-end company shares                       5,433.


V)      1. Net asset value per share (to the nearest cent)                                                           19.49
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 39.24
        3. Number of shares outstanding for a third class of shares of open-end company shares                       19.49


                                 Exhibit 77Q3-5